UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                              --------------------


                                    FORM 8-K

              CURRENT REPORT Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

      Date of Report (Date of earliest reported event): September 27, 2006

                               MOTIENT CORPORATION
               (Exact Name of Registrant as Specified in Charter)



         Delaware                          0-23044              93-0976127
(State or Other Jurisdiction of          (Commission           (IRS Employer
       Incorporation)                    File Number)        Identification No.)

     300 Knightsbridge Pkwy.
        Lincolnshire, IL                                           60069
      (Address of Principal                                      (Zip Code)
       Executive Offices)

        Registrant's telephone number, including area code: 847-478-4200

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registration under any of the following provisions (see General Instruction A.2. below):

     [_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     [_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     [_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     [_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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                           Forward-Looking Statements

This Report on Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements regarding our expected financial position and operating results, our business strategy, and our financing plans are forward-looking statements. These statements can sometimes be identified by our use of forward-looking words such as "may," "will," "anticipate," "estimate," "expect," "project," or "intend." These forward-looking statements reflect our plans, expectations, and beliefs and, accordingly, are subject to certain risks and uncertainties. We cannot guarantee that any of such forward-looking statements will be realized.

Statements regarding factors that may cause actual results to differ materially from those contemplated by such forward-looking statements ("Cautionary Statements") include, among others, those under the caption "Risk Factors" in our recently filed quarterly report on Form 10-Q for the quarter ended June 30, 2006. All of our subsequent written and oral forward-looking statements (or statements that may be attributed to us) are expressly qualified by the Cautionary Statements. You should carefully review the risk factors described in our other filings with the Securities and Exchange Commission from time to time.

Our forward-looking statements are based on information available to us today, and we undertake no obligation to update these statements. Our actual results may differ significantly from the results discussed.

Item 5.02 - Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(b) Effective September 27, 2006, Christopher Downie, Motient's principal executive officer, and Myrna Newman, Motient's principal financial and accounting officer, will no longer serve in their respective positions, as such.

(c) On September 27, 2006, Motient named Robert H. Brumley as its President and Chief Executive Officer. Mr. Brumley will serve as Motient's principal executive officer. On the same date, Motient named Neil Hazard as its Executive Vice President, Chief Financial Officer and Treasurer. Mr. Hazard will serve as Motient's principal financial and accounting officer.

Mr. Brumley has served and will continue to serve as President and Chief Executive Officer of TerreStar Networks Inc., a majority-owned subsidiary of Motient, since July 2005. Mr. Brumley was formerly with Pegasus Global, an international firm, specializing in telecommunications technology, infrastructure development and aerospace/defense, where he was a Founder as well as President and CEO from January 2002 until August 2005. From January 2000 until December 2001, Mr. Brumley was the Executive Vice President for Strategy and Corporate Development for Cambrian Communications, LLC, a wholesale metropolitan area network provider. Cambrian Communications filed for bankruptcy in September 2002. Previously, Mr. Brumley held senior executive positions with


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Deutsche Telekom and Bell Atlantic International where he was responsible for
Bell Atlantic's international telecommunications transactions worldwide, including its participation in Constellation Communications, Inc., a low earth orbit satellite venture. Mr. Brumley served as a Presidential appointee of the Reagan Administration. He also served on senior-level working groups of the National Security, Domestic and Economic Policy Councils and chaired the Reagan Administration policy group that privatized commercial space transportation. Mr. Brumley retired from the United States Marine Corps as a Lieutenant Colonel in 1989. Mr. Brumley also serves on the board of directors of iBasis, Inc., a publicly-traded company and serves on the board of directors of Motient. Mr. Brumley holds a B.S. in Political Science and History from East Tennessee State University and a J.D. from the University of Tennessee, George C. Taylor College of Law.

Mr. Hazard has served and will continue to serve as Chief Financial Officer of TerreStar Networks Inc. since July 2006. Mr. Hazard served as Chief Operating Officer from 2001 to 2005 and as Chief Financial Officer from 1996 to 2004 at Primus Telecommunications Group, a publicly-traded telecommunications company. Mr. Hazard has served in various finance and product marketing capacities with MCI Communications Corporation, as Chief Financial Officer of Overseas Telecommunications, an early-stage international satellite telecommunications carrier and as Assistant Vice President, Finance for Hughes Network Systems. Mr. Hazard received a Bachelor of Engineering Science degree from Johns Hopkins University, a Masters of Science in Computer Systems Management from the University of Maryland and an MBA from Harvard University. He is a Certified Public Accountant and a Certified Management Accountant.

Item 7.01 - Regulation FD Disclosure.

On October 3, 2006 Motient issued a press release, attached hereto as Exhibit
99.1. This item is furnished, not filed, pursuant to Regulation FD.

Item 9.01 - Financial Statements and Exhibits.

(d)         Exhibits

99.1        Press release dated October 3, 2006





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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                          MOTIENT CORPORATION



                                          By: /s/ Neil Hazard
                                              -------------------------------
                                              Neil Hazard
                                              Executive Vice President, Chief
                                              Financial Officer and Treasurer

Date:  October 3, 2006